As Filed with the Securities and Exchange Commission on March 21, 2013.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EMERALD OIL, INC.

(Exact Name of Registrant as Specified in its Charter)

Montana	76-0362774
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

1600 Broadway, Suite 1360

Denver, Colorado 80202

(303) 323-0008

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mike Krzus	With Copies To:
Chief Executive Officer	Kirk Tucker
Emerald Oil, Inc.	Mayer Brown LLP
1600 Broadway, Suite 1360	700 Louisiana Street, Suite 3400
Denver, Colorado 80202	Houston, Texas 77002
(303) 323-0008	Telephone: (713) 238-2500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐		Accelerated filer ☒

Non-accelerated filer ☐	(do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Registration Fee
Common Stock, par value $.001 per share	1,165,015	$6.98	$8,131,805	$1,109.18

(1) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and computed pursuant to 457(c) under the Securities Act based on the average of the high and low prices of the registrant’s common stock on the NYSE MKT on March 20, 2013.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 21, 2013

PROSPECTUS

Emerald Oil, Inc.

1,165,015 Shares of Common Stock

This prospectus relates to the offer and sale from time to time of up to an aggregate of 1,165,015 shares of our common stock for the account of the selling shareholders named in this prospectus that acquired the shares in connection with our acquisition of oil and gas properties. The shares of common stock described in this prospectus may be sold from time to time pursuant to this prospectus by the selling shareholders in ordinary brokerage transactions, in transactions in which brokers solicit purchases, in negotiated transactions, or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices, or at negotiated prices. See “Plan of Distribution.” We cannot predict when or in what amounts a selling shareholder may sell any of the shares offered by this prospectus.

The selling shareholders will receive all of the proceeds from any sales. We will not receive any of the proceeds. The selling shareholders will pay all brokerage fees and commissions and similar sale-related expenses. We are only paying expenses relating to the registration of the shares with the Securities and Exchange Commission.

Our common stock is listed on the NYSE MKT under the symbol “EOX.” On March 20, 2013, the last reported sale price for our common stock on the NYSE MKT was $7.02 per share.

Investing in our securities involves risk. See “Risk Factors” beginning on page 6 of this prospectus, as well as those contained or referenced in the applicable prospectus supplement and in our periodic reports and other information filed with the Securities and Exchange Commission, for a description of the various risks you should consider in evaluating an investment in our securities.

Our principal offices are located at 1600 Broadway, Suite 1360, Denver, Colorado 80202, and our telephone number is (303) 323-0008.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2012.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process or continuous registration process. Under this shelf registration process, the selling shareholders may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a description of the securities which may be offered by the selling shareholders. Each time a selling shareholder sells securities, the selling shareholder is required to provide you with this prospectus and, in certain cases, a prospectus supplement containing specific information about the selling shareholder and the terms of the securities being offered. That prospectus supplement may include additional risk factors or other special considerations applicable to those securities. Any prospectus supplement may also add, update, or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information; Incorporation by Reference.”

You should rely only on the information contained in or incorporated by reference into this prospectus or any prospectus supplement. Neither we nor the selling shareholders have authorized anyone to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell, nor is it a solicitation of an offer to buy, the securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or the prospectus supplement, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “Where You Can Find Additional Information; Incorporation by Reference.”

Unless the context indicates otherwise, all references in this prospectus to “Emerald,” “we,” “our,” “us,” or “the company” refer to Emerald Oil, Inc., unless otherwise indicated or the context otherwise requires.

You should rely only on the information contained or incorporated by reference in this prospectus or the documents to which we have referred you or information that is contained in any prospectus supplement or free writing prospectus to be delivered to you. No dealer, salesperson or other person is authorized to provide you with information that is different from such information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. The information contained in this prospectus is accurate only as of the date of each document regardless of the time of delivery of this prospectus or any sale of these securities. In case there are any differences or inconsistencies between this prospectus and the information incorporated by reference, you should rely on the information in the document with the latest date.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This registration statement includes assumptions, expectations, projections, intentions or beliefs about future events. These statements are intended as “forward-looking statements” under the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), and are subject to risks and uncertainties.

All statements other than statements of historical facts included in this registration statement regarding our financial position, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements. When used in this report, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “target,” “plan,” “budget,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond our company’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: general economic or industry conditions, nationally and/or in the communities in which our company conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, our ability to raise capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, other economic, competitive, governmental, regulatory and technical factors affecting our company’s operations, products, services and prices.

We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Accordingly, results actually achieved may differ materially from expected results in these statements. Forward-looking statements speak only as of the date they are made. We do not undertake, and specifically disclaim, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this registration statement. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this registration statement, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the SEC which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

Additional factors that could cause actual results to vary from expected results are discussed in the “Risk Factors” section, beginning on page 6 of this prospectus, and any supplement to this prospectus and in our annual report on Form 10-K.

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THE COMPANY

Overview

Emerald Oil, Inc., a Montana corporation (“Emerald,” the “Company,” “we,” “us,” or “our”), is a Denver-based independent exploration and production company focused on the development of operated wells in the Williston Basin in North Dakota and Montana.

On July 26, 2012, we completed the acquisition of Emerald Oil North America, Inc., formerly Emerald Oil, Inc., from Emerald Oil & Gas NL for approximately 1.66 million of our shares of common stock, which represented approximately 19.9% of our outstanding common stock as of the closing date. As part of the acquisition, we agreed to retain Emerald Oil North America’s liabilities, including approximately $20.3 million in debt. Included in the acquisition were approximately 10,600 net acres located in Dunn County, North Dakota and approximately 45,000 net acres in the Sand Wash Basin Niobrara shale oil play in northwestern Colorado and southwestern Wyoming. In connection with the closing of the acquisition, five existing members of our board of directors resigned, and their vacancies were filled with directors selected by the remaining members of our board of directors. Also in connection with the closing of the acquisition, we entered into employment agreements with six officers, J.R. Reger (Executive Chairman—formerly our Chief Executive Officer), Mike Krzus (Chief Executive Officer), McAndrew Rudisill (President), Paul Wiesner (Chief Financial Officer), Karl Osterbuhr (Vice President of Exploration and Business Development) and Mitchell R. Thompson (Chief Accounting Officer—formerly our Chief Financial Officer).

Following the closing of the acquisition, we took the following actions:

•	changed our name from Voyager Oil Gas, Inc. to Emerald Oil, Inc.;

•	changed the ticker symbol for our common stock traded on the NYSE MKT from “VOG” to “EOX”;

•	amended our 2011 Equity Incentive Plan to increase the number of shares of our common stock authorized for issuance under the plan to 3.5 million shares;

•	effected a 1-for-7 reverse stock split of our common stock (all amounts herein have been retroactively adjusted to take into account the effect of the reverse stock split); and

•	increased the aggregate number of authorized shares of common stock available for issuance to 500,000,000 shares.

Since the acquisition of Emerald Oil North America, we began establishing an operated drilling program in McKenzie County, North Dakota. We believe the addition of operating capabilities provides increased control over the planning and designing of well development and increases our long-term growth prospects and attractiveness to partner with others. We monitor and plan to continue to monitor offset operator drilling activity in the Williston Basin, and as development activity increases and well designs improve to enhance production and well economics, we plan to replicate the well designs and drilling and completion techniques that we believe represent best practices in the area.

As of December 31, 2012, we had approximately 46,000 net acres in the Williston Basin. Pro forma for closed and pending acquisitions in 2013, we currently hold approximately 51,000 net acres. We have identified approximately 279 net potential drilling locations on this acreage prospective for oil in the Bakken and Three Forks formations. The majority of our capital expenditures in 2013 are expected to be directed toward drilling operated Bakken and Three Forks wells. We plan to leverage our management team’s collective technical, land, financial, and industry operating experience to execute our operated well development program in the Williston Basin that we believe provides significant risk-adjusted returns on capital while enhancing the strategic value of our company.

In addition to our Williston Basin position, we hold positions in the following Rocky Mountain oil and natural gas plays. We have approximately 14,600 net acres in the Sand Wash Basin in northwest Colorado (pending an expected sale of 31,000 net acres in the Sand Wash Basin in southwest Wyoming) prospective for oil in the Niobrara formation. We have approximately 33,500 net acres in central Montana prospective for oil in the Heath formation. We have approximately 72,800 net acres in the Tiger Ridge Field located in Blaine, Hill, and Chouteau Counties, Montana, prospective for natural gas, and another approximate 1,700 net acres in the Denver-Julesburg (or DJ) Basin in Weld County, Colorado, prospective for oil in the Niobrara formation. As of December 31, 2012 our oil and natural gas production was derived from participation in wells as a non-operating partner, primarily on a heads-up, or pro rata, basis proportionate to our working interest, allowing us to participate with established operators.

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We have been trading and expect to continue to trade or swap our non-operated acreage to increase our operated acreage and working interests in areas where we have existing acreage. Most trades are for comparable acreage and mutually beneficial for both us and the other party, as we consolidate and increase our working interests. We also intend to acquire more operated acreage through a variety of means, including cash purchases and the issuance of common stock as purchase price consideration.

Our principal executive offices are located at 1600 Broadway, Suite 1360, Denver, Colorado 80202, telephone number (303) 323-0008, and our website is www.emeraldoil.com. Information contained on or accessible through our website is not incorporated by reference into or otherwise a part of this prospectus.

Recent Developments

White Deer Energy Securities Purchase Agreement

On February 19, 2013, we completed a private offering with affiliates of White Deer Energy L.P. (“White Deer Energy”), pursuant to which, in exchange for a cash investment of $50 million, we issued the following to White Deer Energy:

•	500,000 shares of a new Series A Perpetual Preferred Stock, $0.001 par value per share (the “Series A Preferred Stock”);

•	5,114,633 shares of a new Series B Voting Preferred Stock, $0.001 par value per share (the “Series B Preferred Stock”); and

•	warrants to purchase an initial aggregate 5,114,633 shares of our common stock, $0.001 par value per share, at an initial exercise price of $5.77 per share.

The Series A Preferred Stock has a cumulative dividend rate of 10% per annum, payable quarterly on each March 31, June 30, September 30 and December 31, commencing on March 31, 2013. If we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, the Series A Preferred Stock will be entitled to receive out of our available assets, after satisfaction of liabilities to creditors, if any, and before any distribution of assets is made on our common stock or any other shares of our junior stock, a liquidating distribution in the amount, with respect to each share of Series A Preferred Stock, equal to the sum of (a)(1) on or prior February 19, 2015, $112.50, (2) from February 20, 2015 through February 19, 2016, $110.00, (3) from February 20, 2016 through February 19, 2017, $105.00 and (4) thereafter, $100.00 and (b) the accrued and unpaid dividends thereon (the “Liquidation Preference”). Prior to April 1, 2015, we may pay dividends on the Series A Preferred Stock either (x) in cash or (y) by issuance of (A) additional shares of Series A Preferred Stock valued at the same value as the initial per share purchase price of the Series A Preferred Stock and (B) an additional warrant to purchase shares of common stock; provided that such dividends must be paid in cash unless and until we obtain shareholder approval to authorize the issuance of any additional warrants and any shares of common stock issuable upon exercise of such additional warrants. We have the option to redeem shares of Series A Preferred Stock in whole or in part at any time at the aggregate Liquidation Preference, subject to a minimum redemption amount equal to the lesser of 50,000 shares or the number of shares then outstanding. Upon a change of control, the holders of the Series A Preferred Stock have the right to require us to purchase the Series A Preferred Stock at the Liquidation Preference. The Series A Preferred Stock does not vote generally with our common stock, but has specified approval rights with respect to, among other things, changes to our organizational documents that affect the Series A Preferred Stock, payment of dividends on our common stock or other junior stock, redemptions or repurchases of common stock or other capital stock and incurrence of certain indebtedness. Upon the occurrence of certain events of default under our credit facility with Wells Fargo Bank, N.A., the holders of the Series A Preferred Stock have additional specified approval rights with respect to, among other things, the incurrence or guarantee by us of any indebtedness, any change in compensation or benefits of or employment or severance agreements with our officers and any agreement or arrangement pursuant to which we or our subsidiaries would pay or incur liability in excess of $1,000,000 over the term of such agreement or arrangement.

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The Series B Preferred Stock is entitled to vote, until January 1, 2020, in the election of directors and on all other matters submitted to a vote of the holders of common stock as a single class. Each share of Series B Preferred Stock has one vote. The Series B Preferred Stock has no dividend rights and a liquidation preference of $0.001 per share. On and from time to time after January 1, 2020we may redeem, in whole or in part, the then-outstanding shares of Series B Preferred Stock, at a redemption price per share equal to $0.001.

The warrants entitle the holders thereof to acquire a number of shares of common stock equal to approximately 19.75% of our shares of common stock outstanding as of February 19, 2013, or approximately 16.49% of our outstanding Common Stock on a diluted basis taking into account the exercise of the warrants.

Amendment to Our Credit Facility

In connection with the White Deer Energy investment, we amended our credit facility with Wells Fargo Bank, N.A. to allow for the payment of dividends on the preferred stock we issued to White Deer Energy and include additional definitions related to the issuance of the Series A and Series B Preferred Stock.

Acreage Acquisitions

On January 9, 2013, we entered into a purchase and sale agreement with a third party pursuant to which we acquired leases of oil and natural gas properties in McKenzie County, North Dakota. As consideration for the approximate $4.7 million purchase price of the acquired leases, we issued 851,315 shares of our common stock at a per share value of $5.50 per share, based on the five-day trading volume-weighted average price of our common stock prior to the closing of the acquisition.

On February 4, 2013, we entered into a purchase and sale agreement with a third party pursuant to which we acquired leases of oil and natural gas properties in McKenzie County, North Dakota. Pursuant to the purchase and sale agreement and as consideration for the approximate $1.9 million purchase price of the acquired leases, we issued 313,700 shares of our common stock at a per share value of $6.058 per share, based on the five-day trading volume-weighted average price of our common stock prior to closing.

For both acquisitions, we issued the shares of common stock in reliance upon the exemption from the registration requirements under the Securities Act of 1933, as amended, provided by Section 4(2) thereof. Under the terms of each purchase and sale agreement, we granted registration rights to the seller.

Sand Wash Basin Sale

On January 7, 2013, we entered into a definitive agreement with East Management Services, LP (“East”), under which we have agreed to sell our undivided 45% working interest in and to certain oil and natural gas leaseholds in the Sand Wash Basin, comprising approximately 31,000 net acres of our 46,000 net acres located in Routt and Moffatt Counties, Colorado and Carbon County, Wyoming. The effective time for the transfer of the leases will be the date of closing, which is expected to occur during the first quarter of 2013, subject to the satisfaction of customary closing conditions and the condition that East and Entek GRB, LLC timely perform an agreement by which East will acquire Entek’s interest in the same oil and natural gas leaseholds.

The aggregate sale price is approximately $10.0 million, subject to adjustment for certain title defects and title benefits and for leases with a primary term expiring on or before June 30, 2013 that cannot be renewed or extended. The agreement may be terminated (i) by mutual agreement of the parties; (ii) by East if certain representations made by us regarding overriding royalty interests or working interests are not true; (iii) by East if during the 45-day period following execution of the agreement, title defects exceed 5% of the net acres of the certain oil and natural gas leaseholds; (iv) by East if there are any environmental claims that might result in a material adverse effect on the oil and natural gas leaseholds, or (v) by either party if East is unable to acquire Entek’s interest in the oil and natural gas leaseholds.

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RISK FACTORS

An investment in our common stock involves significant risks. Before purchasing any of our common stock, you should carefully consider and evaluate all of the information included and incorporated by reference or deemed to be incorporated by reference in this prospectus or the applicable prospectus supplement, including the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2012, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein or in the applicable prospectus supplement. Our business, results of operations or financial condition could be adversely affected by any of these risks or by additional risks and uncertainties not currently known to us or that we currently consider immaterial. If any of these risks were to materialize, our business, results of operations, cash flows and financial condition could be materially adversely affected. In that case, the trading price of our common stock could decline and you could lose all or part of your investment.

USE OF PROCEEDS

This prospectus relates to the offer and sale from time to time of up to an aggregate of 1,165,015 shares of common stock for the account of the selling shareholders referred to in this prospectus. We will not receive any of the proceeds from the sale of any shares of common stock by the selling shareholders.

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SELLING SHAREHOLDERS

The shares of our common stock covered by this prospectus are being offered by the selling shareholders listed in the table below. This prospectus will not cover subsequent sales of common stock purchased from a selling shareholder named in this prospectus.

No offer or sale under this prospectus may be made by a shareholder unless that holder is listed in the table below, in a supplement to this prospectus or in an amendment to the related registration statement that has become effective. We will supplement or amend this prospectus to include additional selling shareholders upon request and upon provision of all required information to us, subject to the terms of a registration rights agreement between us and one of the placement agents, on behalf of the selling shareholders.

The following table sets forth the maximum number of shares of our common stock to be sold by the selling shareholders. The table also sets forth the name of each selling shareholder, the nature of any position, office, or other material relationship which the selling shareholder has had, within the past three years, with us or with any of our predecessors or affiliates, and the number of shares of our common stock to be owned by such shareholders after completion of the offering.

We prepared the table based on information supplied to us by the selling shareholders. We have not sought to verify such information. Additionally, the selling shareholders may have sold or transferred some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act since the date on which the information in the table was provided to us. Other information about the selling shareholders may also change over time.

Except as otherwise indicated, each selling shareholder has sole voting and dispositive power with respect to such shares.

Selling Shareholder	Number of shares beneficially owned before offering(1)	Number of outstanding shares offered by selling shareholder	Number of shares beneficially owned after offering(1)	Percentage beneficial ownership after offering(2)

Leaf Minerals, LLC(3)	851,315	851,315	—		*

Ottley Properties, LLC(4)	313,700	313,700	—		*

* Less than 1%

(1) Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act and includes shares as to which the shareholder has sole or shared voting power or investment power and also any shares that the shareholder has the right to acquire within 60 days of the date hereof, whether through the exercise or conversion of any stock option, convertible security, warrant or other right.

(2) Calculated based on 25,899,658 shares of our common stock outstanding on March 21, 2013.

(3) Leaf Minerals, LLC is wholly owned by Triangle Petroleum Corporation. Jonathan Samuels, as the sole manager of Leaf Minerals, has voting and investment control of the shares held by the selling shareholder. The business address of the selling shareholder is 1200 17th Street, Suite 2600, Denver, Colorado 80202.

(4) Michael B. White, the managing member of Ottley Properties, LLC, has voting and investment control over these securities. The business address of the selling shareholder is P.O. Box 55715, Metarie, Louisiana 70055.

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PLAN OF DISTRIBUTION

The selling shareholders, or their pledgees, donees, transferees, or any of their successors in interest selling shares received from the selling shareholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling shareholders), may sell the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling shareholders may sell the securities by one or more of the following methods, without limitation:

(a)          block trades in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b)          purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

(c)          an exchange distribution in accordance with the rules of any stock exchange on which the securities are listed;

(d)          ordinary brokerage transactions and transactions in which the broker solicits purchases;

(e)          privately negotiated transactions;

(f)          short sales;

(g)          through the writing of options on the securities, whether or not the options are listed on an options exchange;

(h)          through the distribution of the securities by the selling shareholders to their partners, members or shareholders;

(i)          one or more underwritten offerings on a firm commitment or best efforts basis; and

(j)          any combination of any of these methods of sale.

The selling shareholders may also transfer the securities by gift. We do not know of any arrangements by the selling shareholders for the sale of any of the securities.

The selling shareholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling shareholder. Broker-dealers may agree with a selling shareholder to sell a specified number of the securities at a stipulated price per security.  If the broker-dealer is unable to sell securities acting as agent for a selling shareholder, it may purchase as principal any unsold securities at the stipulated price.  Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions.  Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling shareholders may also sell the securities in accordance with Rule 144 under the Securities Act of 1933, as amended, rather than pursuant to this prospectus, regardless of whether the securities are covered by this prospectus.

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From time to time, the selling shareholders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them.  The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling shareholders.  The number of a selling shareholder’s securities offered under this prospectus will decrease as and when it takes such actions.  The plan of distribution for that selling shareholder’s securities will otherwise remain unchanged.  In addition, a selling shareholder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

To the extent required under the Securities Act, the aggregate amount of a selling shareholder’s securities being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the securities may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling shareholder and/or purchasers of a selling shareholder’s securities of securities, for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The selling shareholders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

A selling shareholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling shareholder, including, without limitation, in connection with distributions of the securities by those broker-dealers.  A selling shareholder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities.  A selling shareholder may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

The selling shareholders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling shareholder and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling shareholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution.  These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

The securities offered hereby were originally issued to the selling shareholders pursuant to an exemption from the registration requirements of the Securities Act. We will not receive any proceeds from sales of any securities by the selling shareholders.

We cannot assure you that the selling shareholders will sell all or any portion of the securities offered hereby.

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DESCRIPTION OF CAPITAL STOCK

The following is a summary description of the rights of our common stock and preferred stock and related provisions of our articles of incorporation and our bylaws. The following description of our capital stock is intended as a summary only and is qualified in its entirety by reference to our articles of incorporation and our bylaws, which are filed as exhibits to the registration statement, of which this prospectus forms a part, and to the applicable provisions of Montana law.

Common Stock

Our articles of incorporation authorize 500,000,000 shares of common stock, par value $0.001 per share. As of March 21, 2013, we had 25,899,658 shares of common stock outstanding. Each share of our common stock entitles its holder to one vote on all matters to be voted on by the shareholders. Except for the election of directors, which is determined by a plurality vote, and unless otherwise required by Montana law, all matters to be voted on by shareholders must be approved by a majority of the votes entitled to be cast by the holders of our common stock present in person or represented by proxy, voting as a single class. Except as otherwise provided by law or in our articles of incorporation, and subject to any voting rights granted to holders of any then outstanding preferred stock and the powers of our board of directors to amend our bylaws, amendments to our articles of incorporation and our bylaws must be approved by a majority of the votes entitled to be cast by the holders of our common stock, voting as a single class. Holders of our common stock are entitled to cumulate their votes in the election of directors. Each of our directors will be elected annually by our shareholders voting as a single class. Holders of our common stock are not entitled to preemptive rights, and our common stock is not subject to redemption or conversion. There are no redemption or sinking fund provisions applicable to our common stock. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at the time if, as and when declared by our board of directors. Upon the liquidation, dissolution or winding-up of the company, the holders of our common stock are entitled to share in all assets remaining after payment of all our debts and other liabilities and the liquidation preferences of any then outstanding preferred stock. All shares of our common stock currently outstanding are fully paid and non-assessable.

Preferred Stock

Our articles of incorporation authorize 20,000,000 shares of preferred stock, par value $0.001 per share. As of March 21, 2013, we had 5,614,633 shares of preferred stock outstanding, consisting of 500,000 shares of Series A Perpetual Preferred Stock and 5,114,633 shares of Series B Voting Preferred Stock. For a description of our issued and outstanding preferred stock, see “—Series A Perpetual Preferred Stock” and “—Series B Voting Preferred Stock.” Our board of directors has the authority, without action by our shareholders, to designate and issue our preferred stock in one or more series and to designate the preferences, limitations and relative rights of each series, which may be greater than the rights of our common stock. It is not possible to state the actual effect of the issuance of any shares of our preferred stock upon the rights of holders of our common stock until our board of directors determines the specific rights of the holders of our preferred stock. However, the effects might include, among other things, restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock, or delaying or preventing a change in control of the company without further action by our shareholders.

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Series A Perpetual Preferred Stock. The holders of the Series A Perpetual Preferred Stock are entitled to a cumulative dividend on each share of Series A Preferred Stock of 10% per annum, payable quarterly on each March 31, June 30, September 30 and December 31, commencing on March 31, 2013. If we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, each holder of the Series A Perpetual Preferred Stock will be entitled to receive out of our assets available for distribution to shareholders, after satisfaction of liabilities to creditors, if any, and before any distribution of assets is made on the common stock or any other shares of our junior stock, a liquidating distribution in the amount, with respect to each share of Series A Perpetual Preferred Stock, equal to the sum of (a)(1) on or prior to February 19, 2015, $112.50, (2) from February 20, 2015 through and including February 19, 2016 , $110.00, (3) from February 20, 2016 through and including February 19, 2017, $105.00 and (4) thereafter, $100.00 and (b) the accrued and unpaid dividends thereon. Prior to April 1, 2015, we may pay dividends on the outstanding shares of Series A Perpetual Preferred Stock either (x) in cash or (y) by issuance of (A) additional shares of Series A Perpetual Preferred Stock valued at the same value as the initial per share purchase price of the Series A Preferred Stock and (B) an additional warrant (a “PIK Warrant”) to purchase shares of Common Stock; provided that such dividends must be paid in cash unless and until our shareholders vote to approve the issuance of any PIK Warrants and any shares of common stock issuable upon exercise of such PIK Warrants. We have the option to redeem shares of Series A Perpetual Preferred Stock in whole or in part at any time at the aggregate liquidation preferences of the shares so redeemed, subject to a minimum redemption amount equal to the lesser of 50,000 shares of Series A Perpetual Preferred Stock or the number of shares then outstanding. The holders of the Series A Perpetual Preferred Stock have the right to require us to purchase their shares in whole or in part upon the occurrence of specified change in control events at the aggregate liquidation preferences of the shares. The Series A Perpetual Preferred Stock does not vote generally with the common stock, but will have specified approval rights with respect to, among other things, changes to our organizational documents that affect the Series A Perpetual Preferred Stock, payment of dividends on common stock or other junior stock, redemptions or repurchases of common stock or other capital stock and incurrence of certain indebtedness. Upon the occurrence of certain events of default under credit facility, the holders of the Series A Perpetual Preferred Stock will have additional specified approval rights with respect to, among other things, the incurrence or guarantee by us of any indebtedness, any change in compensation or benefits of or employment or severance agreements with our officers and any agreement or arrangement pursuant to which we or any of our subsidiaries would pay or incur liability in excess of $1,000,000 over the term of such agreement or arrangement.

Series B Voting Preferred Stock. The holders of Series B Voting Preferred Stock are entitled to vote in the election of directors and on all other matters submitted to a vote of the holders of common stock, with the holders of Series B Voting Preferred Stock and the holders of Common Stock voting together as a single class. Each share of Series B Voting Preferred Stock will have one vote. The voting rights of each share of Series B Preferred Stock may not be exercised by any person other than the holder of the warrant that is part of a unit with such share and will expire on December 31, 2019. The Series B Voting Preferred Stock have no dividend rights and a liquidation preference of $0.001 per share. Except as provided by law, no share of Series B Preferred Stock will have any voting rights following January 1, 2020. On and from time to time after January 1, 2020, we may, at our option, redeem, in whole or in part, the then-outstanding shares of Series B Voting Preferred Stock, at a redemption price per share equal to $0.001.

Anti-Takeover Provisions of our Articles of Incorporation and Bylaws

The provisions of Montana law and our articles of incorporation and bylaws we summarize below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the common stock.

Written Consent of Shareholders. Our bylaws provide that any action required or permitted to be taken by our shareholders may be taken at a duly called meeting of shareholders or by the written consent of 100% of the outstanding voting power.

Special Meetings of Shareholders. Our bylaws provide that special meetings of the shareholders may be called by our board of directors or at the written demand of 10% of the shares outstanding and entitled to vote.

Advance Notice Procedure for Shareholder Proposals. Our bylaws establish an advance notice procedure for the nomination of candidates for election as directors as well as for shareholder proposals to be considered at annual meetings of shareholders. These procedures may operate to limit the ability of shareholders to bring business before a shareholders’ meeting, including with respect to the nomination of directors or considering any transaction that could result in a change of control.

Limitation of Liability of Directors and Officers. Our articles of incorporation and bylaws provide for indemnification of our officers and directors to the fullest extent permitted under Montana law. The effect of these provisions is to eliminate ours and our shareholders’ rights, through derivative suits on our behalf, to recover monetary damages against an officer or director for service to and activities on behalf of the Company. We also have the power to purchase and maintain insurance for such directors and officers. We have also entered into individual indemnification agreements with our directors and executive officers. These agreements indemnify those directors and officers to the fullest extent permitted by law against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of Emerald.

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Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Wells Fargo Shareowner Services.

Market Information

Our common stock is listed on the NYSE MKT under the symbol “EOX.”

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LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by Dorsey Whitney LLP, Missoula, Montana.

EXPERTS

The consolidated financial statements as of December 31, 2012 and 2011 and for each of the two years in the period ended December 31, 2012 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2012 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The consolidated statements of operations, shareholders’ equity, and cash flows for the year ended December 31, 2010, which appear in the Annual Report on Form 10-K for the year ended December 31, 2012, have been so incorporated in reliance on the report of Mantyla McReynolds LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The information included in or incorporated by reference into this prospectus regarding estimated quantities of our proved reserves, the future net revenues from those reserves and their present value is based, in part, on estimates of our proved reserves, future production, and income attributable to certain leasehold and royalty interest as of December 31, 2012 that were prepared internally by us and reviewed by Netherland, Sewell & Associates, Inc., an independent petroleum engineering firm. These estimates are aggregated and the sums are included in or incorporated by reference into this prospectus in reliance upon the authority of the firm as an expert in these matters.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act, which means that we are required to file reports, proxy statements, and other information, all of which are available for review and copying at the Public Reference Room of the Securities and Exchange Commission, 100 F. Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room, by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website at http://www.sec.gov where you can access reports, proxy information and registration statements, and other information regarding registrants that file electronically with the SEC through the EDGAR system.

We also maintain an Internet website at http://www.emeraldoil.com, which provides additional information about our company through which you can also access our SEC filings. The information set forth on our website is not part of this prospectus.

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INCORPORATION BY REFERENCE

This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. The following documents filed by us under the Exchange Act are incorporated by reference into this prospectus as of their respective dates of filing:

•	our Annual Report on Form 10-K for the year ended December 31, 2012 as filed with the SEC on March 18, 2012;

•	our Current Reports on Form 8-K as filed with the SEC on January 8, 2013, January 10, 2013, January 16, 2013, February 6, 2013, February 19, 2013, and March 14, 2013; and

•	the description of our common stock in our registration statement on Form 8-A as filed with the SEC on July 15, 2004, as that description may be updated from time to time.

We are also incorporating by reference all documents filed with the SEC by us pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, after the date of this prospectus (except information “furnished” on a current report on Form 8-K). All filings filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into the prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement.

Documents incorporated by reference are available from us without charge, excluding all exhibits, unless an exhibit has been specifically incorporated by reference in this prospectus. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone, Emerald Oil, Inc., Attn.: Secretary, 1600 Broadway, Suite 1360, Denver, Colorado 80202; telephone number (303) 323-0008.

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Our expenses, other than the underwriting discounts and commissions, payable by us in connection with the distribution of the securities being registered are as set forth in the following table:

SEC Registration Fee		$1,109.18
Printing and Engraving Expenses	$	*
Legal Fees and Expenses	$	*
Accounting Fees and Expenses	$	*
Miscellaneous	$	*
Total	$	*

*     As an indeterminable number of securities are covered by this registration statement, the expenses in connection with the issuance and distribution of those securities are not currently determinable.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Sections 35-1-451 through 35-1-459 of the Montana Code Annotated authorize a court to award, or a corporation to provide, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act. Section 35-1-452 of the Montana Code Annotated authorizes a corporation to indemnify a director against liability incurred because he or she is or was a director of the registrant, provided that certain standards are met, except in connection with a proceeding by or in the right of the corporation in which the director is adjudged liable to the corporation or in connection with any other proceeding in which the director is adjudged liable on that basis that personal benefit was improperly received by the director. The company’s articles of incorporation and bylaws provide for indemnification of the company’s directors, officers, employees and agents to an extent not inconsistent with Montana law.

Section 35-1-216(2)(d) authorizes a corporation to include in its articles of incorporation a provision eliminating or limiting the liability of a director to the corporation or its shareholders for money damages for any actions or omissions by a director, except liability for the amount of a financial benefit received by a director to which the director is not entitled, an intentional infliction of harm on the corporation or the shareholders, an intentional violation of criminal law, or if the director participates in making an unlawful distribution. Our articles of incorporation contains provisions implementing, to the fullest extent permitted by Montana law, such limitations on a director’s liability to us and our shareholders for monetary damages for breach of fiduciary duties.

We have also entered into individual indemnification agreements with our directors. These agreements indemnify our directors to the fullest extent permitted by law against inordinate risks of claims and actions against them arising out of their service to and activities on our behalf.

ITEM 16.	EXHIBITS.

Exhibit Number	Description of Exhibit

3.1	Articles of Incorporation, incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on June 2, 2011.

3.2	Articles of Amendment to the Articles of Incorporation, incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K filed with the SEC on October 24, 2012.

3.3	Articles of Amendment to the Articles of Incorporation, incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K filed with the SEC on February 19, 2013.

3.4	Bylaws, incorporated by reference to Exhibit 3.2 of the Current Report on Form 8-K filed with the SEC on June 2, 2011.

4.1	Form of Specimen Common Stock Certificate, incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed with the SEC on September 28, 2012.

5.1	Legal Opinion of Dorsey Whitney LLP.

23.1	Consent of BDO USA LLP.

23.2	Consent of Mantyla McReynolds LLC.

23.3	Consent of Netherland, Sewell & Associates, Inc.

23.4	Consent of Dorsey Whitney LLP (included in Exhibit 5.1).

24.1	Power of Attorney (see signature page of this registration statement).

ITEM 17.	UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on March 21, 2013.

EMERALD OIL, INC.

By:	/s/ Mike Krzus
Mike Krzus
Chief Executive Officer

We the undersigned officers and directors of Emerald Oil, Inc., hereby, severally constitute and appoint Mike Krzus and McAndrew Rudisill, and each of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below, this registration statement on Form S-3 filed herewith and any amendments (including post-effective amendments) to this registration statement and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Emerald Oil, Inc., to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on the 21st day of March, 2013.

/s/ James Russell (J.R.) Reger
James Russell (J.R.) Reger
Executive Chairman, Director and Secretary

/s/ Mike Krzus
Mike Krzus
Chief Executive Officer and Director

/s/ McAndrew Rudisill
McAndrew Rudisill
President and Director

/s/ Lyle Berman
Lyle Berman
Director

/s/ Thomas J. Edelman
Thomas J. Edelman
Director

/s/ Duke R. Ligon
Duke R. Ligon
Director

/s/ Seth Setrakian
Seth Setrakian
Director

/s/ Daniel L. Spears
Daniel L. Spears
Director

Exhibit Number	Description of Exhibit

3.1	Articles of Incorporation, incorporated by reference to Exhibit 3.1 of Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on June 2, 2011.

3.2	Bylaws, incorporated by reference to Exhibit 3.2 of the Current Report on Form 8-K filed with the SEC on June 2, 2011.

4.1	Form of Specimen Common Stock Certificate, incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed with the SEC on September 28, 2011.

5.1	Legal Opinion of Dorsey Whitney LLP.

23.1	Consent of BDO USA LLP.

23.2	Consent of Mantyla McReynolds LLC.

23.3	Consent of Netherland, Sewell & Associates, Inc.

23.4	Consent of Dorsey Whitney LLP (included in Exhibit 5.1).

24.1	Power of Attorney (see signature page of this registration statement).